Exhibit 10.2

[Société Générale letterhead]

To:	Carrizo UK Huntington Ltd (the “Borrower”)

From:	Société Générale as Facility Agent for and on behalf of the Finance Parties

Date:	17 April 2012

Dear Sirs,

1.	INTRODUCTION

1.1	We refer to the $84,000,000 senior secured multicurrency credit facility agreement dated 28 January 2011 (the “Facility Agreement”) between, among others, the Borrower and Société Générale.

1.2	Unless otherwise stated, terms defined in the Facility Agreement (whether expressly or by incorporation) have the same meaning when used in this letter.

2.	AMENDMENTS

With	effect from the date of your countersignature to this letter:

2.1	the definition of “Final Completion Date” in Clause 1.1 (Definitions) of the Facility Agreement shall be amended by deleting “31 December 2012” and replacing this with “30 June 2013”; and

2.2	Schedule 12 (Repayment Schedule) of the Facility Agreement shall be amended by deleting the repayment schedule in full and replacing it with the repayment schedule set out in the Annex to this letter.

3.	CONSENT LEVEL

In order to effect the amendments to the Facility Agreement in paragraph 2 above, the consent of all the Lenders is required.

4.	FACILITY AGENT CONFIRMATION

The Facility Agent confirms that all Lenders have consented to the amendments referred to in paragraph 2 of this letter.

5.	REPRESENTATIONS

The Borrower confirms, by reference to the facts and circumstances then existing, to each Finance Party that on the date of this letter the Repeating Representations are true.

6.	GENERAL

6.1	Save as expressly provided for in this letter, no provision of any Finance Document is waived, amended or otherwise modified and the amendments contemplated in this letter shall be without prejudice to the rights and remedies of the Finance Parties with respect to any other matters.

6.2	This letter is designated a Finance Document.

6.3	This letter may be executed in a number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

6.4	This letter and any non-contractual obligations arising out of or in connection with this letter are governed by English law.

6.5	The courts of England have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this letter (including any non-contractual dispute or claim).

6.6	Please confirm your acceptance of the terms of this letter by counter-signing this letter or a copy of it.

Yours faithfully

/s/ Brian Courtney
For and on behalf of Société Générale as Facility Agent for and on behalf of the Finance Parties

We agree to the terms of this letter:

/s/ Gerald A. Morton	Date: 17 April 2012

For and on behalf of

Carrizo UK Huntington Ltd

for and on behalf of itself and Carrizo Oil & Gas, Inc.

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